UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2017

_______________________________

Simulations Plus, Inc.

(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42505 10th Street West, Lancaster, California 93534-7059

(Address of principal executive offices, including zip code)

661-723-7723

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a press release dated August 31, 2017, the Company announced that, based on its recent acquisition of DILIsym Services Inc., and the expansion of responsibilities of the corporate president, the board felt it was optimal to change to a divisional presidential model. As such, effective September 1, 2017, the current corporate president, Dr. Thaddeus “Ted” Grasela, would no longer fill the role of Corporate President. Dr. Grasela will continue with Simulations Plus as the divisional president of the Buffalo, New York Cognigen division. The board plans to hold open the position of corporate president and will not be filling it at the present time. Dr. Grasela has entered into a new two-year employment agreement as divisional president at substantially the same terms as his prior agreement. A copy of the agreement is attached as Exhibit 10.1 and incorporated herein by reference. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The board, effective September 1, 2017, appointed Mr. John DiBella president of the Lancaster Division. Mr. DiBella has been with Simulations Plus for over 14 years, starting as a software development engineer after graduating with a Master’s degree in Biomedical Engineering. In 2009, he was promoted to manager of marketing and sales, and in 2012 became vice president of marketing and sales. Mr. DiBella has entered into a two-year employment agreement under which he will receive annual compensation of $230,000 and will be eligible to receive a performance bonus of up to 15% of compensation and options as determined by the Board of Directors. A copy of the agreement is attached as Exhibit 10.2 and incorporated herein by reference.

Renewal of Chief Executive Officer Employment Agreement

On September 1, 2017, the Company renewed its Employment Agreement with Walter S. Woltosz to serve as Chief Executive Officer of the Company. The terms of the agreement were substantially the same as the 2016-2017 agreement. The new agreement has a one-year term that begins on September 1, 2017. Under the terms of the Woltosz Employment Agreement, Mr. Woltosz is required to devote a minimum of 60% of his productive time to the position of Chief Executive Officer of the Company. He will receive annual compensation of $180,000, be eligible to receive up to 12,000 Company stock options under the Company’s Stock Option Plan, as determined by the Company’s Board of Directors, and shall be paid an annual performance bonus of up to 5% of the Company’s net income before taxes not to exceed $36,000. A copy of the agreement is attached as Exhibit 10.3 and incorporated herein by reference.

The information contained in this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Report or hereafter, including in other publicly available documents filed with the Securities and Exchange Commission (the "Commission"), reports to the stockholders of Simulations Plus, Inc., a California corporation (the "Company" or "us," "our" or "we") and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

10.1 Employment Agreement with Dr. Thaddeus “Ted” Grasela

10.2 Employment Agreement with Mr. John DiBella

10.3 Employment Agreement with Walter S. Woltosz

99.1 Press release issued on August 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMULATIONS PLUS, INC.

By:	/s/ John R. Kneisel
John R. Kneisel Chief Financial Officer

Date: September 6, 2017

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